EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


         We hereby consent to the use of our name in the Annual Report on Form 10-K of Seagull Energy Corporation and Subsidiaries (the "Company") for the year ended December 31, 1996, and the incorporation by reference thereof into the Company's registration statements on Form S-8 (Nos. 2-72014, 2-80834, 33-14463, 33-43483, 33-50643, 33-50645, 33-64041 and 333-13393), Forms S-8 and S-3 (Nos.
2-93087 and 33-22475) and Form S-3 (Nos. 33-53729, 33-65118 and 33-64051).




                                           /s/ RYDER SCOTT COMPANY
                                               PETROLEUM ENGINEERS
                                               RYDER SCOTT COMPANY
                                               PETROLEUM ENGINEERS



Houston, Texas
March 24, 1997